SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                               theglobe.com, inc.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                14-1781422
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)              Identification Number)


                              110 E. BROWARD BLVD.
                                   14TH FLOOR
                            FORT LAUDERDALE, FL 33301
              (Address of registrant's principal executive offices)

        CERTAIN SHARES TO BE ISSUED TO KELLIE SMYTHE PURSUANT TO THE NON-
              QUALIFIED STOCK OPTION AGREEMENT DATED JULY 17, 2003


         THEGLOBE.COM, INC. 2003 SALES REPRESENTATIVE STOCK OPTION PLAN
                            (Full title of the plans)

                     Prentice Hall Corporation System, Inc.
                        2711 Centerville Road, Suite 400
                              Wilmington, DE 19808

           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum          Proposed Maximum
     Title of Securities          Amount to be         Offering Price              Aggregate          Amount of Registration
       to be Registered           Registered(1)           Per Share              Offering Price                 Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001        500,000              $0.20(2)                $100,000                  $  8.09
per share                            shares

Common Stock, par value $.001                             $1.81(3)              $1,810,000                  $146.43
per share                            1,000,000
                                     shares
----------------------------------------------------------------------------------------------------------------------------
Total:                               1,500,000                                  $1,910,000                  $154.52
                                     shares


(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 457(h) of the Securities Act, the maximum price at which stock options covering the registered shares of Common Stock may be exercised.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act based upon the average of the high and low prices of the Registrant's common stock, par value $.001 per share, as reported by the Over the Counter Bulletin Board on December 4, 2003.

                                     PART I

EXPLANATORY NOTE

         This Form S-8 Registration Statement relates to:

         (i) 500,000 shares of common stock of theglobe.com, inc., par value $.001 per share (the "Common Stock"), to be issued to Kellie L. Smythe pursuant to the Non-Qualified Stock Option Agreement dated July 17, 2003; and

         (ii) 1,000,000 shares of Common Stock of theglobe.com, inc., which may be issued under our 2003 Sales Representative Stock Option Plan (the "2003 Plan").

         The documents containing information specified by Part I of this Registration Statement will be sent or given to Kellie L. Smythe and to holders of options granted under the 2003 Plan, as applicable, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. In addition, the statement required to be made pursuant to Item 2 of Part I shall be contained in the Section 10(a) prospectus.

         Reference herein to "the Company" or "the Registrant" shall mean theglobe.com, inc., a Delaware corporation.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

         (a) Our Registration Statements on Form S-1, filed with the SEC on November 12, 1998 and May 19, 1999, in which there are described the terms, rights and provision applicable to our outstanding Common Stock; and

         (b) Our Annual Report on Form 10-K, filed with the SEC on March 31, 2003 for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on September 23, 2003.

         (c) Our Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2003 for the quarter ended March 31, 2003.

         (d) Our Quarterly Report on Form 10-QSB filed with the SEC on August 14, 2003 for the quarter ended June 30, 2003.

         (e) Our Quarterly Report on Form 10-QSB filed with the SEC on November 14, 2003 for the quarter ended September 30, 2003

         (f) Our Current Reports on Form 8-K filed with the SEC on July 11, 2003, June 6, 2003, April 21, 2003 and March 3, 2003.

         (g) Our Current Report on Form 8-K/A filed with the SEC on August 11, 2003.

         Item 4.  Description of Securities

         Not applicable.

         Item 5.

         Not applicable.

         Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors, officers, employees and other individuals against expenses, judgments, fines and amounts paid in settlement in connection with specified non-derivative actions, suits, proceedings or investigations if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. In addition, with respect to any criminal action or proceeding such director must have had no reasonable cause to believe that his or her conduct was unlawful. In the case of derivative actions, a similar standard is applicable except that indemnification only extends to expenses incurred in connection with the defense or settlement of such action. In addition, the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, stockholder or director vote, agreement or otherwise.

         Our By-Laws require us to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed non-derivative action, suit, arbitration, alternative dispute mechanism, investigation, administrative hearing or any other proceeding, brought by reason of the fact that he or she is or was our director or officer, or while our director or officer is or was serving at our request as a director or officer of another entity, including service with respect to an employee benefits plan against expenses, including attorneys' fees, judgments, fines, excise taxes under ERISA, penalties and amounts paid in settlement, incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. In addition, with respect to any criminal action or proceeding such person shall have had no reasonable cause to believe his or her conduct was unlawful.

         Section 102(b)(7) of the DGCL permits a corporation to provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

         Our Charter provides that to the fullest extent that the DGCL permits, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of our Charter inconsistent with these provisions will not adversely affect any right of our director and officers arising in connection with the service of such directors and officers to the fullest extent permitted by Delaware law.

         We have entered into indemnification agreements with our directors and officers. These agreements provide that we will indemnify such directors and officers for any amounts paid in settlement or incurred by, or assessed against, such directors and officers arising in connection with the service of such directors and officers to the fullest extent permitted by Delaware law.

         We maintain directors' and officers' liability insurance. This insurance provides for payment, on behalf of our and our subsidiaries' directors and officers, of certain losses of such persons arising from claims, including claims arising under the Securities Act, for acts or omissions by such person while acting as a director or officer.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

EXHIBIT NO.       DESCRIPTION OF EXHIBITS

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1/A and incorporated herein by reference.

4.2 Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Company

4.3 Form of By-Laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference.

4.4*              Amended & Restated  Nonqualified  Stock Option  Agreement with
                  Kellie L. Smythe

4.5*              Form of thegloble.com,  inc. 2003 Sales  Representative  Stock
                  Option Plan

5.1*              Opinion of Proskauer Rose LLP

23.1              Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.2*             Consent of KPMG LLP (independent public accountants)

23.3*             Consent of Rachlin Cohen & Holtz LLP

24*               Power of Attorney (contained on the signature page hereto)

-------------------
*  filed herewith

         Item 9.  Undertakings

         The Company hereby undertakes:

         (a)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To include any  prospectus  required by Section 10(a)
                           (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registrations Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on December 10, 2003.



                                       theglobe.com, inc.


                                       By: /s/ Robin M. Segaul Lebowitz
                                          ------------------------------------
                                          Robin M. Segaul Lebowitz,
                                          Chief Financial Officer, Secretary
                                          and Treasurer (Principal Financial and
                                          Accounting Officer)

                                POWER OF ATTORNEY

                     KNOW BY ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of theglobe.com, inc., a Delaware corporation, do hereby constitute and appoint Robin M. Segaul Lebowitz the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature                                         Title                                        Date
---------                                         -----                                        ----
/s/ Michael. S. Egan                     Chairman and Director                           December 10, 2003
--------------------
Michael S. Egan

/s/ Michael S. Egan                      Chief Executive Officer                         December 10, 2003
-------------------                      (Principal Executive Officer) and
Michael S. Egan                          Director

/s/ Edward A. Cespedes                   President and Director                          December 10, 2003
----------------------
Edward A. Cespedes

/s/ Robin M. Segaul-Lebowitz             Chief Financial Officer,                        December 10, 2003
----------------------------             Secretary and Treasurer (Principal
Robin Segaul-Lebowitz                    Financial and Accounting Officer)
                                         and Director

Index to Exhibits

EXHIBIT NO.       DESCRIPTION OF EXHIBITS

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference.

4.2 Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of the Company

4.3 Form of By-Laws of the Company previously filed as Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference.

4.4*              Amended & Restated  Nonqualified  Stock Option  Agreement with
                  Kellie L. Symthe

4.5*              Form of  theglobe.com,  inc. 2003 Sales  Representative  Stock
                  Option Plan

5.1*              Opinion of Proskauer Rose LLP

23.1              Consent of Proskauer Rose LLP (included in Exhibit 5.1)

23.2*             Consent of KPMG LLP (independent public accountants)

23.3*             Consent of Rachlin Cohen & Holtz LLP

24*               Power of Attorney (contained on the signature page hereto)

-------------
*  filed herewith